Exhibit 99.1

Horizon Pharma plc Announces Second-Quarter 2016 Financial Results

— Second-Quarter 2016 Record Net Sales of $257.4 Million, Up 49 Percent —

— Second-Quarter 2016 GAAP Net Income of $15.0 Million; Adjusted EBITDA of $121.1 Million —

— Confirms Full-Year 2016 Net Sales Guidance of $1.025 to $1.050 Billion and Full-Year 2016 Adjusted EBITDA Guidance of $495 to $510 Million —

DUBLIN, IRELAND – August 8, 2016 – Horizon Pharma plc (NASDAQ: HZNP), a biopharmaceutical company focused on improving patients’ lives by identifying, developing, acquiring and commercializing differentiated and accessible medicines that address unmet medical needs, announced its second-quarter 2016 financial results today and confirmed its full-year 2016 net sales and adjusted EBITDA guidance.

“We exceeded our expectations for the second quarter with another quarter of record net sales and remain on track to meet our objectives for the full year,” said Timothy P. Walbert, chairman, president and chief executive officer, Horizon Pharma plc. “We continued to execute across all levels of the organization, generating new patient and prescription growth and advancing our pipeline of orphan medicines, including the completion of enrollment in our Phase 3 clinical trial for ACTIMMUNE in Friedreich’s ataxia and the submission of our supplemental new drug application for RAVICTI.”

Financial Highlights

(in millions except for per share amounts and percentages)	Q2 16	Q2 15	% Change	YTD 16	YTD 15	% Change
Net sales	$257.4	$172.8	49	$462.1	$286.0	62
Net income (loss)	15.0	31.8	(53)	(30.4)	12.3	NM
Non-GAAP net income (1)	101.1	61.9	63	156.5	86.4	81
Adjusted EBITDA	121.1	76.1	59	193.1	108.5	78

Earnings (loss) per share - diluted	0.09	0.20	(55)	(0.19)	0.08	NM
Non-GAAP earnings per share - diluted (1)	0.62	0.39	59	0.96	0.60	60

(1)	Horizon Pharma is modifying the method of calculating its non-GAAP income tax expense to align with guidance issued by the U.S. Securities and Exchange Commission (SEC) on May 17, 2016. The table above reflects the Company’s prior method of calculating its non-GAAP income tax expense. Please see the income tax rate discussion in the section titled, “Second-Quarter 2016 Financial Results,” to understand the Company’s new method of calculating its non-GAAP income tax expense as well as a comparison of its non-GAAP tax rate, non-GAAP net income and non-GAAP diluted earnings per share under the new and prior methodologies for 2015 and 2016. This modification has no impact on the amount of cash taxes paid, the Company’s operating cash flows or its full-year 2016 guidance.

Company Highlights

•	Second-quarter 2016 year-over-year sales growth of 49 percent was driven by strong execution across each of the Company’s business units: Orphan, Rheumatology and Primary Care. Medicines for rare diseases, which include RAVICTI®, ACTIMMUNE®, KRYSTEXXA® and BUPHENYL®, represented 36 percent of total net sales in the second quarter of 2016, an increase from 28 percent of total net sales in the second quarter of 2015.

•	Second-quarter 2016 net income was $15.0 million. Second-quarter 2016 adjusted EBITDA was $121.1 million.

•	On August 2, 2016, the Company announced it had secured covered status for DUEXIS® and VIMOVO® with CVS/Caremark. The Company was informed that beginning January 1, 2017, DUEXIS and VIMOVO will be removed from the CVS/Caremark exclusion list. In addition, Horizon continues discussions and negotiations with other pharmacy benefit managers and payers with the goal of further increasing patient access to its clinically relevant primary care medicines in 2017.

•	On June 29, 2016, the Company submitted a supplemental New Drug Application (sNDA) to the U.S. Food and Drug Administration (FDA) for RAVICTI to expand its age range of use for chronic management of urea cycle disorders (UCDs) in adult and pediatric patients from two years of age and older to two months of age and older.

•	On May 18, 2016, the Company entered into an agreement to acquire the worldwide rights to interferon gamma-1b, known as ACTIMMUNE in the United States, and expects to close the transaction by year-end 2016, subject to the satisfaction of closing conditions.

Second-Quarter Business Unit Net Sales Results

(in millions except for percentages)	Q2 16	Q2 15	% Change	YTD 16	YTD 15	% Change
Orphan	$73.5	$48.7	51	$139.8	$73.5	90
RAVICTI® (1)	39.4	19.0	107	76.4	19.0	302
ACTIMMUNE®	30.0	25.8	16	55.6	50.6	10
BUPHENYL® (1)	4.1	3.9	5	7.8	3.9	102

Rheumatology	33.2	10.7	211	60.6	18.9	220
KRYSTEXXA® (2)	19.9	—	NM	36.0	—	NM
RAYOS®	12.1	10.3	18	22.7	17.5	29
LODOTRA®	1.2	0.4	218	1.9	1.4	34

Primary Care	150.7	113.4	33	261.7	193.5	35
PENNSAID® 2%	72.7	29.4	147	127.6	47.7	168
DUEXIS®	45.5	44.2	3	75.2	73.1	3
VIMOVO®	31.4	39.8	(21)	56.9	72.8	(22)
MIGERGOT® (2)	1.1	—	NM	2.0	—	NM

Total net sales	$257.4	$172.8	49	$462.1	$286.0	62

(1)	RAVICTI and BUPHENYL were acquired on May 7, 2015.
(2)	KRYSTEXXA and MIGERGOT were acquired on January 13, 2016.

•	Orphan Business Unit: The orphan commercial organization continues to add new patients to treatment with RAVICTI and ACTIMMUNE. RAVICTI sales in the second quarter of 2016 were $39.4 million, an increase of 107 percent compared to the second quarter of 2015 and 6 percent sequentially compared to the first quarter of 2016. ACTIMMUNE sales in the second quarter of 2016 were $30.0 million, an increase of 16 percent compared to the second quarter of 2015 and 18 percent sequentially compared to the first quarter of 2016.

Regarding its clinical development pipeline for orphan diseases, the Company submitted a sNDA to the U.S. FDA for RAVICTI to expand its age range for chronic management of UCDs from two years of age and older to two months of age and older. If approved, physicians could use RAVICTI instead of BUPHENYL in patients two months to two years of age. The Company completed enrollment in the Safety, Tolerability and Efficacy of ACTIMMUNE Dose Escalation in FA (STEADFAST) Phase 3 clinical trial for ACTIMMUNE on May 5, 2016. With an estimated 3,700 patients in the United States with FA, the Company believes an indication for ACTIMMUNE in FA, if approved, could represent a $500 million to $1 billion peak annual net sales opportunity. In the Phase 1 dosing trial evaluating ACTIMMUNE as a combination therapy for certain cancers, the first six-patient cohort was completed in May and the second six-patient cohort is now enrolling.

On May 18, 2016, the Company entered into an agreement to acquire the worldwide rights to interferon gamma-1b, known as ACTIMMUNE in the United States. The transaction is expected to close by year-end 2016. Horizon Pharma currently owns the rights to interferon gamma-1b in the United States, Canada and Japan and the acquisition will expand rights worldwide. Interferon gamma-1b is currently sold in an estimated 30 countries outside the U.S. Obtaining worldwide rights for interferon gamma-1b will solidify continued investment in the medicine, and pending the outcome of clinical studies investigating it in FA and advanced solid tumors such as kidney and bladder cancer, strengthens the Company’s ability to expand its potential global use.

•	Rheumatology Business Unit: KRYSTEXXA sales in the second quarter of 2016 were $19.9 million, following the expansion of its commercial organization after the acquisition of Crealta in January 2016. The Company is continuing to capitalize on this expansion effort as well as invest in education and outreach with practicing physicians to share the robust safety and efficacy data from the KRYSTEXXA pivotal trials. RAYOS sales in the second quarter of 2016 were $12.1 million, an increase of 18 percent compared to the second quarter of 2015.

The Company has submitted several abstracts of KRYSTEXXA Phase 3 trial data analyses to the American College of Rheumatology (ACR) annual meeting in November. In addition, data from the Tolerization Reduces Intolerance to Pegloticase and Prolongs the Urate Lowering Effect (TRIPLE) trial will also be submitted to the ACR meeting. The TRIPLE trial is evaluating safety and efficacy related to KRYSTEXXA immunogenicity.

•	Primary Care Business Unit: PENNSAID 2% sales in the second quarter of 2016 were $72.7 million, an increase of 147 percent compared to the second quarter of 2015. DUEXIS and VIMOVO sales in the second quarter of 2016 were $45.5 million and $31.4 million, respectively. Total prescriptions for the primary care business unit increased approximately 22 percent compared to the second quarter of 2015, driven primarily by strong performance of PENNSAID 2%.

Second-Quarter 2016 Financial Results

Note: For additional detail and reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please refer to the tables at the end of this release.

•	Gross Profit: Under U.S. generally accepted accounting principles (GAAP) in the second quarter of 2016, the gross profit ratio was 68.5 percent compared to 64.2 percent in the second quarter of 2015. The non-GAAP gross profit ratio in the second quarter of 2016 was 92.0 percent compared to 91.1 percent in the second quarter of 2015.

•	Operating Expenses: On a GAAP basis in the second quarter of 2016, total operating expenses were 56.3 percent of sales. Research & development (R&D) expenses were 4.4 percent of sales, sales & marketing (S&M) expenses were 30.9 percent of sales and general & administrative (G&A) expenses were 21.0 percent of sales. Non-GAAP total operating expenses in the second quarter of 2016 were 44.9 percent of sales. Non-GAAP R&D expenses were 3.3 percent of sales, non-GAAP S&M expenses were 28.1 percent of sales and non-GAAP G&A expenses were 13.5 percent of sales.

•	Income Tax Rate: Horizon Pharma is modifying the method of calculating its non-GAAP income tax expense to align with guidance issued by the SEC on May 17, 2016. The new methodology, which the Company will begin using exclusively in the third quarter, calculates the income tax component of non-GAAP net income for each period by adjusting the GAAP income tax expense (benefit) for the estimated tax impact of each non-GAAP adjustment based on the statutory tax rate of the applicable jurisdiction for each non-GAAP adjustment. This new methodology does not reflect any use of net operating loss carryforwards that the Company potentially may have been able to use if its actual earnings for these periods had been the non-GAAP net income. Importantly, this change has no impact on the amount of cash taxes paid, operating cash flows or full-year guidance for net sales or adjusted EBITDA. Previously, the Company had calculated the income tax component of non-GAAP net income by using the estimated cash taxes that it expected to pay for the period. The tables below provide the GAAP to non-GAAP income tax rate reconciliation using both the new and prior methodology along with the resulting non-GAAP net income and non-GAAP diluted earnings per share under each method. A full reconciliation for the first and second quarters of 2016 and all of 2015 are at the end of this release and posted to the investor relations section of the Horizon Pharma website.

GAAP to Non-GAAP Tax Rate Reconciliation (Unaudited) for Q2 2016, Q2 2015 and

Year-to-Date 2016 and 2015

	Q2 2016
	Pre-tax Net Income	Income Tax Expense (Benefit)	Tax Rate	Net Income	Diluted Earnings Per Share
As reported - GAAP	$12.2	$(2.8)	(22.5)%	$15.0	$0.09
Non-GAAP adjustments	94.3	18.0		76.3

Non-GAAP - new methodology	$106.5	$15.2	14.4%	$91.3	$0.56

As reported - GAAP	$12.2	$(2.8)	(22.5)%	$15.0	$0.09
Non-GAAP adjustments	94.3	8.2		86.1

Non-GAAP - prior methodology	$106.5	$5.4	5.1%	$101.1	$0.62

	Q2 2015
	Pre-tax Net Income (Loss)	Income Tax Expense (Benefit)	Tax Rate	Net Income (Loss)	Diluted Earnings Per Share
As reported - GAAP	$(128.9)	$(160.7)	124.7%	$31.8	$0.20
Non-GAAP adjustments	191.2	59.0		132.2
Other Non-GAAP tax adjustment	—	105.1		(105.1)

Non-GAAP - new methodology	$62.3	$3.4	5.6%	$58.9	$0.37

As reported - GAAP	$(128.9)	$(160.7)	124.7%	$31.8	$0.20
Non-GAAP adjustments	191.2	56.0		135.2
Other Non-GAAP tax adjustment	—	105.1		(105.1)

Non-GAAP - prior methodology	$62.3	$0.4	0.7%	$61.9	$0.39

	Q2 2016 YTD
	Pre-tax Net Income (Loss)	Income Tax Expense (Benefit)	Tax Rate	Net Income (Loss)	Diluted Earnings (Loss) Per Share
As reported - GAAP	$(34.6)	$(4.2)	12.1%	$(30.4)	$(0.19)
Non-GAAP adjustments	198.3	35.3		163.0

Non-GAAP - new methodology	$163.7	$31.1	19.0%	$132.6	$0.81

As reported - GAAP	$(34.6)	$(4.2)	12.1%	$(30.4)	$(0.19)
Non-GAAP adjustments	198.3	11.4		186.9

Non-GAAP - prior methodology	$163.7	$7.2	4.4%	$156.5	$0.96

	Q2 2015 YTD
	Pre-tax Net Income (Loss)	Income Tax Expense (Benefit)	Tax Rate	Net Income (Loss)	Diluted Earnings Per Share
As reported - GAAP	$(146.5)	$(158.8)	108.4%	$12.3	$0.08
Non-GAAP adjustments	233.6	59.2		174.4
Other Non-GAAP tax adjustment	—	105.1		(105.1)

Non-GAAP - new methodology	$87.1	$5.5	6.4%	$81.6	$0.56

As reported - GAAP	$(146.5)	$(158.8)	108.4%	$12.3	$0.08
Non-GAAP adjustments	233.6	54.4		179.2
Other Non-GAAP tax adjustment	—	105.1		(105.1)

Non-GAAP - prior methodology	$87.1	$0.7	0.8%	$86.4	$0.60

On a GAAP basis in the second quarter of 2016, the tax rate was (22.5) percent and the non-GAAP tax rate using the new method for calculating non-GAAP income taxes was 14.4 percent. For comparison purposes only during this transition period, under the prior methodology, the cash tax rate was 5.1 percent, which was in line with the Company’s previous full-year cash tax rate guidance of low single digits.

•	Net Income: On a GAAP basis in the second quarter of 2016, net income was $15.0 million and non-GAAP net income using the tax rate of 14.4 percent was $91.3 million. For comparison purposes only during this transition period, non-GAAP net income using the cash tax rate of 5.1 percent was $101.1 million. On a GAAP basis in the second quarter of 2015, net income was $31.8 million and non-GAAP net income using the non-GAAP tax rate of 5.6 percent was $58.9 million. For comparison purposes only during this transition period, non-GAAP net income using the cash tax rate of 0.7 percent was $61.9 million. (Please refer to tax rate reconciliation tables in this release and on the Horizon Pharma website).

•	EBITDA: On an unadjusted basis in the second quarter of 2016, EBITDA was $101.9 million, or 39.6 percent of sales. Adjusted EBITDA in the second quarter of 2016 was $121.1 million, or 47.0 percent of sales, compared to $76.1 million, or 44.0 percent of sales in the second quarter of 2015.

•	Earnings per Share: On a GAAP basis in the second quarter of 2016, diluted earnings per share was $0.09 and non-GAAP diluted earnings per share using the non-GAAP tax rate of 14.4 percent was $0.56. For comparison purposes only during this transition period, non-GAAP diluted earnings per share using the cash tax rate of 5.1 percent was $0.62. Weighted average shares outstanding used for calculating diluted earnings per share in the second quarter of 2016 were 163.9 million. On a GAAP basis in the second quarter of 2015, diluted earnings per share was $0.20 and non-GAAP diluted earnings per share using the non-GAAP tax rate of 5.6 percent was $0.37. For comparison purposes only during this transition period, non-GAAP diluted earnings per share using the cash tax rate of 0.7 percent was $0.39 as previously reported. (Please refer to tax rate reconciliation tables in this release and on the Horizon Pharma website).

Cash Flow Statement and Balance Sheet Highlights

•	On a GAAP basis in the second quarter of 2016, operating cash flow was $47.3 million. Non-GAAP operating cash flow was $58.2 million in the second quarter of 2016. On a GAAP basis, the first half of 2016 operating cash flow was $101.5 million compared to the first half of 2015 operating cash flow of ($29.2) million. On a non-GAAP basis, the first half of 2016 operating cash flow was $126.1 million compared to the first half of 2015 operating cash flow of $66.4 million.

•	The Company had cash and cash equivalents of $424.5 million as of June 30, 2016.

•	Total principal amount of debt outstanding was $1.271 billion as of June 30, 2016, which was composed of $396 million in senior secured term loans due 2021, $475 million in 6.625 percent senior notes due 2023 and $400 million of 2.5 percent exchangeable senior notes due 2022. Net debt in the second quarter was $846.5 million.

•	As of June 30, 2016, the Company had a total debt to last 12 months (LTM) adjusted EBITDA leverage ratio of 2.8 and a net debt to LTM adjusted EBITDA leverage ratio of 1.9.

Conference Call

At 8 a.m. EDT / 1 p.m. IST today, the Company will host a live conference call and webcast to review its financial and operating results and provide a general business update.

U.S. Dial-In Number: +1 888.338.8373

International Dial-In Number: +1 973.872.3000

Passcode: 43465144

The live webcast and a replay may be accessed by visiting Horizon’s website at http://ir.horizon-pharma.com. Please connect to the Company’s website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast.

A replay of the conference call will be available approximately two hours after the call and accessible through one of the following telephone numbers, using the passcode below:

Replay U.S. Dial-In Number: +1 855.859.2056

Replay International Dial-In Number: +1 404.537.3406

Passcode: 43465144

About Horizon Pharma plc

Horizon Pharma plc is a biopharmaceutical company focused on improving patients’ lives by identifying, developing, acquiring and commercializing differentiated and accessible medicines that address unmet medical needs. The Company markets nine medicines through its orphan, rheumatology and primary care business units. For more information, please visit www.horizonpharma.com. Follow @HZNPplc on Twitter or view careers on our LinkedIn page.

Note Regarding Use of Non-GAAP Financial Measures

EBITDA, or earnings before interest, taxes, depreciation and amortization, and adjusted EBITDA are used and provided by Horizon as non-GAAP financial measures. Horizon provides certain other financial measures such as non-GAAP net income, non-GAAP earnings per share, non-GAAP gross profit and gross profit ratio, non-GAAP operating and other expenses, non-GAAP cash from operations and non-GAAP income tax information, each of which include adjustments to GAAP figures. Adjusted EBITDA, non-GAAP net income and non-GAAP cash from operations are intended to provide additional information on Horizon’s performance, operations, profitability and cash flows. Adjustments to Horizon’s GAAP figures as well as

EBITDA exclude acquisition-related expenses, an upfront fee for a license of a patent, loss on debt extinguishment and loss on sale of long-term investments, as well as non-cash items such as share-based compensation, depreciation and amortization, royalty accretion, non-cash interest expense, and other non-cash adjustments. Certain other special items or substantive events may also be included in the non-GAAP adjustments periodically when their magnitude is significant within the periods incurred. Horizon maintains an established non-GAAP cost policy that guides the determination of what costs will be excluded in non-GAAP measures. Horizon believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of Horizon’s financial and operating performance. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of the Company’s historical and expected 2016 financial results and trends and to facilitate comparisons between periods and with respect to projected information. In addition, these non-GAAP financial measures are among the indicators Horizon’s management uses for planning and forecasting purposes and measuring the Company’s performance. For example, adjusted EBITDA is used by Horizon as one measure of management performance under certain incentive compensation arrangements. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies. Horizon has not provided reconciliations of its full-year 2016 adjusted EBITDA or non-GAAP income tax outlook to an expected net income (loss) or GAAP income tax expense outlook because certain items such as acquisition-related expenses and share-based compensation that are a component of net income (loss) and impact GAAP income taxes expenses, cannot be reasonably projected due to the significant impact of changes in Horizon’s stock price, the variability associated with the size or timing of acquisitions, and other factors. These components of net income (loss) could significantly impact Horizon’s actual net income (loss) and income tax expense.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to Horizon Pharma’s expected full-year 2016 net sales and adjusted EBITDA guidance and second-half and full-year 2016 non-GAAP tax rates, expected financial performance in future periods, expected timing of clinical, regulatory and commercial events, Horizon Pharma’s plans to continue discussions with PBMs and payers to expand access to its primary care medicines and the potential outcome of those discussions, the expectation that DUEXIS and VIMOVO will be removed from the CVS/Caremark exclusion list and the timing thereof, expected timing and potential benefits of acquiring the worldwide rights to interferon gamma-1b, potential market opportunity for ACTIMMUNE in FA, potential growth of Horizon Pharma’s business and other statements that are not historical facts. These forward-looking statements are based on Horizon Pharma’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks that Horizon’s actual full-year 2016 financial and operating results and non-GAAP tax rates may differ from its expectations; Horizon Pharma’s ability to grow net sales from existing products; the availability of coverage and adequate reimbursement and pricing from government and third-party payers and risks relating to the success and costs of Horizon’s patient support program; whether Horizon Pharma is unable to enter into additional business arrangements with pharmacy benefit managers and payers on favorable terms or at all; whether CVS/Caremark makes other changes to its exclusion list or that DUEXIS or VIMOVO are later re-included in the CVS/Caremark exclusion list; risks associated with clinical development and regulatory approvals; risks in the ability to recruit, train and retain qualified personnel; competition, including potential generic competition; the ability to satisfy closing conditions related to Horizon Pharma’s acquisition of the worldwide rights to interferon gamma-1b; the ability to protect intellectual property and defend patents; regulatory obligations and oversight, including any changes in the legal and regulatory environment in which Horizon Pharma operates and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Horizon Pharma’s filings and reports with the SEC. Horizon Pharma undertakes no duty or obligation to update any forward-looking statements contained in this presentation as a result of new information.

Contacts:

Investors:	U.S. Media:
John Thomas	Geoff Curtis
Executive Vice President, Strategy & Investor Relations	Senior Vice President, Corporate Communications
investor-relations@horizonpharma.com	gcurtis@horizonpharma.com

Tina Ventura	Ireland Media:
Vice President, Investor Relations	Ray Gordon
investor-relations@horizonpharma.com	Gordon MRM
ray@gordonmrm.ie

Horizon Pharma plc

Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net sales	$257,378	$172,821	$462,068	$285,962
Cost of goods sold	81,126	61,826	158,359	90,679

Gross profit	176,252	110,995	303,709	195,283

OPERATING EXPENSES:
Research and development	11,210	8,922	23,932	15,103
Sales and marketing	79,589	58,056	155,133	105,119
General and administrative	53,986	77,190	120,381	103,470

Total operating expenses	144,785	144,168	299,446	223,692

Operating income (loss)	31,467	(33,173)	4,263	(28,409)

OTHER EXPENSE, NET:
Interest expense, net	(19,228)	(19,448)	(38,686)	(29,480)
Foreign exchange gain (loss)	15	(87)	(158)	(924)
Loss on induced conversion of debt and debt extinguishment	—	(67,080)	—	(77,624)
Other expense, net	(26)	(9,078)	(40)	(10,069)

Total other expense, net	(19,239)	(95,693)	(38,884)	(118,097)

Income (loss) before benefit for income taxes	12,228	(128,866)	(34,621)	(146,506)
BENEFIT FOR INCOME TAXES	(2,756)	(160,680)	(4,199)	(158,767)

NET INCOME (LOSS)	$14,984	$31,814	$(30,422)	$12,261

Net income (loss) per ordinary share - basic	$0.09	$0.21	$(0.19)	$0.09

Weighted average ordinary shares outstanding - basic	160,468,146	150,771,902	160,186,270	138,369,537

Net income (loss) per ordinary share - diluted	$0.09	$0.20	$(0.19)	$0.08

Weighted average ordinary shares outstanding - diluted	163,920,581	159,797,319	160,186,270	145,031,882

Horizon Pharma plc

Consolidated Balance Sheets (Unaudited)

(in thousands, except share data)

	As of
	June 30, 2016	December 31, 2015
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$424,525	$859,616
Restricted cash	3,169	1,860
Accounts receivable, net	304,382	210,437
Inventories, net	172,102	18,376
Prepaid expenses and other current assets	33,866	15,858

Total current assets	938,044	1,106,147

Property and equipment, net	21,971	14,020
Developed technology, net	1,927,713	1,609,049
In-process research and development	66,000	66,000
Other intangible assets, net	6,655	7,061
Goodwill	255,927	253,811
Deferred tax assets, net	4,992	2,278
Other assets	6,156	222

TOTAL ASSETS	$3,227,458	$3,058,588

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Long-term debt - current portion	$4,000	$4,000
Accounts payable	58,970	16,590
Accrued expenses	75,709	100,046
Accrued trade discounts and rebates	220,674	183,769
Accrued royalties - current portion	58,008	51,700
Deferred revenues - current portion	1,448	1,447

Total current liabilities	418,809	357,552

LONG-TERM LIABILITIES:
Exchangeable notes, net	290,310	282,889
Long-term debt, net, net of current	849,377	849,867
Accrued royalties, net of current	170,160	123,519
Deferred revenues, net of current	8,366	8,785
Deferred tax liabilities, net	131,587	113,400
Other long-term liabilities	20,636	9,431

Total long-term liabilities	1,470,436	1,387,891

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Ordinary shares, $0.0001 nominal value; 300,000,000 shares authorized; 161,126,363 and 160,069,067 issued at June 30, 2016 and December 31, 2015, respectively, and 160,741,997 and 159,684,701 outstanding at June 30, 2016 and December 31, 2015, respectively.	16	16
Treasury stock, 384,366 ordinary shares at June 30, 2016 and December 31, 2015	(4,585)	(4,585)
Additional paid-in capital	2,057,128	2,001,552
Accumulated other comprehensive loss	(2,737)	(2,651)
Accumulated deficit	(711,609)	(681,187)

Total shareholders’ equity	1,338,213	1,313,145

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,227,458	$3,058,588

Horizon Pharma plc

Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$14,984	$31,814	$(30,422)	$12,261
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization expense	51,883	32,408	102,525	50,743
Equity-settled share-based compensation	27,673	24,665	55,418	31,339
Royalty accretion	9,669	3,977	19,028	7,021
Royalty liability remeasurement	—	14,277	—	14,277
Loss on induced conversions of debt and debt extinguishment	—	16,733	—	21,581
Amortization of debt discount and deferred financing costs	4,507	5,622	8,932	7,828
Foreign exchange (gain) loss and other adjustments	(14)	84	159	1,023
Changes in operating assets and liabilities:
Accounts receivable	(14,094)	(43,724)	(83,932)	(97,167)
Inventories	6,460	7,467	13,777	10,555
Prepaid expenses and other current assets	(16,384)	38,904	(16,626)	4,597
Accounts payable	(10,578)	1,622	42,278	1,604
Accrued trade discounts and rebates	(5,121)	45,408	35,480	47,596
Accrued expenses and accrued royalties	(20,006)	22,514	(43,527)	16,492
Deferred revenues	80	2,804	(418)	2,778
Deferred income taxes	(2,705)	(160,229)	(5,362)	(158,873)
Payment of original issue discount upon repayment of 2014 Term Loan Facility	—	(3,000)	—	(3,000)
Other non-current assets and liabilities	949	238	4,174	190

Net cash provided by (used in) operating activities	47,303	41,584	101,484	(29,155)

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for acquisitions, net of cash acquired	(5,591)	(1,022,361)	(520,405)	(1,022,361)
Proceeds from liquidation of available-for-sale investments	—	64,623	—	64,623
Change in restricted cash	(391)	—	(1,309)	138
Purchases of property and equipment	(5,251)	(704)	(12,776)	(2,281)

Net cash used in investing activities	(11,233)	(958,442)	(534,490)	(959,881)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from the issuance of Exchangable Senior Notes	—	(819)	—	387,181
Net proceeds from the issuance of 2023 Senior Notes	—	462,340	—	462,340
Net proceeds from the 2015 Term Loan Facility	—	391,719	—	391,719
Repayment of the 2015 Term Loan Facility	(1,000)	—	(2,000)	—
Repayment of the 2014 Term Loan Facility	—	(297,000)	—	(297,000)
Net proceeds from the issuance of ordinary shares	—	475,627	—	475,627
Proceeds from the issuance of ordinary shares in connection with warrant exercises	—	4,769	—	14,693
Proceeds from the issuance of ordinary shares through ESPP programs	3,235	1,541	3,235	1,541
Proceeds from the issuance of ordinary shares in connection with stock option exercises	739	2,099	1,658	3,888
Payment of employee withholding taxes relating to share-based awards	(549)	(741)	(4,734)	(1,956)

Net cash provided by (used in) financing activities	2,425	1,039,535	(1,841)	1,438,033

Effect of foreign exchange rate changes on cash and cash equivalents	177	169	(244)	(747)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	38,672	122,846	(435,091)	448,250
CASH AND CASH EQUIVALENTS, beginning of the period	385,853	544,211	859,616	218,807

CASH AND CASH EQUIVALENTS, end of the period	$424,525	$667,057	$424,525	$667,057

Horizon Pharma plc

GAAP to Non-GAAP Reconciliations

Net Income and Earnings Per Share - Prior Methodology (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
GAAP Net Income (Loss)	$14,984	$31,814	$(30,422)	$12,261
Non-GAAP Adjustments:
Remeasurement of royalties for medicines acquired through business combinations	—	14,277	—	14,277
Acquisition-related costs	281	46,689	11,297	50,343
Upfront fee for license of global patent	—	—	2,000	—
Loss on induced conversion of debt and debt extinguishment	—	67,080	—	77,624
Amortization and accretion:
Intangible amortization expense	50,792	31,832	100,442	49,510
Amortization of debt discount and deferred financing costs	4,507	5,622	8,932	7,848
Accretion of royalty liabilities	9,669	3,977	19,028	7,020
Amortizaton of inventory step-up adjustment	9,102	3,341	16,548	6,495
Share-based compensation	27,997	24,665	55,609	31,339
Depreciation expense	1,091	576	2,083	1,230
Royalties for medicines acquired through business combinations (1)	(9,095)	(6,840)	(17,595)	(12,036)

Total of pre-tax non-GAAP adjustments	94,344	191,219	198,344	233,650

Income tax adjustments - prior methodology	(8,213)	(56,002)	(11,365)	(54,373)
Other non-GAAP income tax adjustments	—	(105,133)	—	(105,133)

Total of non-GAAP adjustments	86,131	30,084	186,979	74,144

Non-GAAP Net Income - Prior Methodology	$101,115	$61,898	$156,557	$86,405

Non-GAAP Earnings Per Share:
Weighted average shares - Basic	160,468,146	150,771,902	160,186,270	138,369,537

Non-GAAP earnings per share - Basic
GAAP loss per share - Basic	$0.09	$0.21	$(0.19)	$0.09
Non-GAAP adjustments	0.54	0.20	1.17	0.53

Non-GAAP earnings per share - Basic - Prior Methodology	$0.63	$0.41	$0.98	$0.62

Weighted average shares - Diluted
Weighted average shares - Basic	160,468,146	150,771,902	160,186,270	138,369,537
Ordinary share equivalents	3,452,435	9,025,417	3,630,429	6,662,345

Weighted average shares - Diluted	163,920,581	159,797,319	163,816,699	145,031,882

Non-GAAP earnings per share - Diluted
GAAP loss per share - Diluted	$0.09	$0.20	$(0.19)	$0.08
Non-GAAP adjustments	0.53	0.19	1.17	0.52
Diluted earnings per share effect of ordinary share equivalents	—	—	(0.02)	—

Non-GAAP earnings per share - Diluted - Prior Methodology	$0.62	$0.39	$0.96	$0.60

(1)	Royalties for medicines acquired through business combinations relate to ACTIMMUNE, BUPHENYL, KRYSTEXXA, MIGERGOT, RAVICTI and VIMOVO.

Horizon Pharma plc

GAAP to Non-GAAP Reconciliations

Net Income and Earnings Per Share — New Methodology (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
GAAP Net Income (Loss)	$14,984	$31,814	$(30,422)	$12,261
Non-GAAP Adjustments:
Remeasurement of royalties for medicines acquired through business combinations	—	14,277	—	14,277
Acquisition-related costs	281	46,689	11,297	50,343
Upfront fee for license of global patent	—	—	2,000	—
Loss on induced conversion of debt and debt extinguishment	—	67,080	—	77,624
Amortization and accretion:
Intangible amortization expense	50,792	31,832	100,442	49,510
Amortization of debt discount and deferred financing costs	4,507	5,622	8,932	7,848
Accretion of royalty liabilities	9,669	3,977	19,028	7,020
Amortizaton of inventory step-up adjustment	9,102	3,341	16,548	6,495
Share-based compensation	27,997	24,665	55,609	31,339
Depreciation expense	1,091	576	2,083	1,230
Royalties for medicines acquired through business combinations (1)	(9,095)	(6,840)	(17,595)	(12,036)

Total of pre-tax non-GAAP adjustments	94,344	191,219	198,344	233,650
Income tax effect of pre-tax non-GAAP adjustments	(18,064)	(59,028)	(35,338)	(59,200)
Other non-GAAP income tax adjustments	—	(105,133)	—	(105,133)

Total of non-GAAP adjustments	76,280	27,058	163,006	69,317

Non-GAAP Net Income	$91,264	$58,872	$132,584	$81,578

Non-GAAP Earnings Per Share:

Weighted average shares - Basic	160,468,146	150,771,902	160,186,270	138,369,537

Non-GAAP Earnings Per Share - Basic:
GAAP earnings (loss) per share - Basic	$0.09	$0.21	$(0.19)	$0.09
Non-GAAP adjustments	0.48	0.18	1.02	0.50

Non-GAAP earnings per share - Basic	$0.57	$0.39	$0.83	$0.59

Weighted average shares - Diluted
Weighted average shares - Basic	160,468,146	150,771,902	160,186,270	138,369,537
Ordinary share equivalents	3,452,435	9,025,417	3,630,429	6,662,345

Weighted average shares - Diluted	163,920,581	159,797,319	163,816,699	145,031,882

Non-GAAP Earnings Per Share - Diluted
GAAP earnings (loss) per share - Diluted	$0.09	$0.20	$(0.19)	$0.08
Non-GAAP adjustments	0.47	0.17	1.02	0.48
Diluted earnings per share effect of ordinary share equivalents	—	—	(0.02)	—

Non-GAAP earnings per share - Diluted	$0.56	$0.37	$0.81	$0.56

(1)	Royalties for medicines acquired through business combinations relate to ACTIMMUNE, BUPHENYL, KRYSTEXXA, MIGERGOT, RAVICTI and VIMOVO.

Horizon Pharma plc

GAAP to Non-GAAP Reconciliations

EBITDA, Gross Profit and Operating Cash Flow (Unaudited)

(in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
EBITDA and Non-GAAP EBITDA:
GAAP Net Income (Loss)	$14,984	$31,814	$(30,422)	$12,261
Depreciation	1,091	576	2,083	1,230
Amortization and accretion:
Intangible amortization expense	50,792	31,832	100,442	49,510
Accretion of royalty liabilities	9,669	3,977	19,028	7,020
Amortization of deferred revenue	(213)	(129)	(419)	(263)
Amortizaton of inventory step-up adjustment	9,102	3,341	16,548	6,495
Interest expense, net (including amortization of debt discount and deferred financing costs)	19,228	19,448	38,686	29,480
Benefit for income taxes	(2,756)	(160,680)	(4,199)	(158,767)

EBITDA	$101,897	$(69,821)	$141,747	$(53,034)

Non-GAAP adjustments:
Remeasurement of royalties for medicines acquired through business combinations	—	14,277	—	14,277
Acquisition-related costs	281	46,689	11,297	50,343
Upfront fee for license of global patent	—	—	2,000	—
Loss on induced conversion of debt and debt extinguishment	—	67,080	—	77,624
Share-based compensation	27,997	24,665	55,609	31,339
Royalties for medicines acquired through business combinations (1)	(9,095)	(6,840)	(17,595)	(12,036)

Total of Non-GAAP adjustments	19,183	145,871	51,311	161,547

Adjusted EBITDA	$121,080	$76,050	$193,058	$108,513

Non-GAAP Gross Profit:
GAAP gross profit	$176,252	$110,995	$303,709	$195,283
Non-GAAP gross profit adjustments:
Acquisition-related costs	296	—	411	—
Remeasurement of royalties for medicines acquired through business combinations	—	14,277	—	14,277
Intangible amortization expense (COGS only)	50,590	31,628	100,037	49,105
Accretion of royalty liabilities	9,669	3,977	19,028	7,020
Amortizaton of inventory step-up adjustment	9,102	3,341	16,548	6,495
Depreciation (COGS only)	100	74	220	203
Royalties for medicines acquired through business combinations (1)	(9,095)	(6,840)	(17,595)	(12,036)

Total of Non-GAAP adjustments	60,662	46,457	118,649	65,064

Non-GAAP gross profit	$236,914	$157,452	$422,358	$260,347

GAAP gross profit %	68.5%	64.2%	65.7%	68.3%
Non-GAAP gross profit %	92.0%	91.1%	91.4%	91.0%

Non-GAAP operating cash flow:
GAAP cash provided by (used in) operating activities	$47,303	$41,584	$101,484	$(29,155)
Cash payments for acquisition-related costs	10,883	34,868	22,577	36,688
Cash payments for upfront fee for license of global patent	—	—	2,000	—
Cash payments for induced debt conversion	—	4,776	—	10,472
Cash payment for debt extinguishment	—	45,367	—	45,367
Payment of original issue discount on debt extinguishment	—	3,000	—	3,000

Non-GAAP operating cash flow	$58,186	$129,595	$126,061	$66,372

(1)	Royalties for medicines acquired through business combinations relate to ACTIMMUNE, BUPHENYL, KRYSTEXXA, MIGERGOT, RAVICTI and VIMOVO.

Horizon Pharma plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Three Months Ended June 30, 2016

(Unaudited)

						Income Tax
		Research &	Sales &	General &	Interest	Benefit
	COGS	Development	Marketing	Administrative	Expense	(Expense)
GAAP as reported	$(81,126)	$(11,210)	$(79,589)	$(53,986)	$(19,228)	$2,756
Non-GAAP Adjustments (in thousands):
Acquisition-related costs (1)	297	506	—	(522)	—	—
Upfront fee for license of global patent (2)	—	—	—	—	—	—
Amortization and accretion:
Intangible amortization expense (3)	50,589	—	203	—	—	—
Amortization of debt discount and deferred financing costs (4)	—	—	—	—	4,507	—
Accretion of royalty liability (5)	9,669	—	—	—	—	—
Amortization of inventory step-up adjustment (6)	9,102	—	—	—	—	—
Share-based compensation (7)	—	2,238	6,932	18,827	—	—
Depreciation expense (8)	100	—	15	976	—	—
Royalties for medicines acquired through business combinations (9)	(9,095)	—	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments (10)	—	—	—	—	—	(18,064)

Total of non-GAAP adjustments	60,662	2,744	7,150	19,281	4,507	(18,064)

Non-GAAP	$(20,464)	$(8,466)	$(72,439)	$(34,705)	$(14,721)	$(15,308)

Horizon Pharma plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Three Months Ended June 30, 2015

(Unaudited)

						Loss on Induced
						Debt Conversion		Income Tax
		Research &	Sales &	General &	Interest	& Debt		Benefit
	COGS	Development	Marketing	Administrative	Expense	Extinguishment	Other	(Expense)
GAAP as reported	$(61,826)	$(8,922)	$(58,056)	$(77,190)	$(19,448)	$(67,080)	$(9,078)	$160,680
Non-GAAP Adjustments (in thousands):
Loss on induced conversion of debt and debt extinguishment (11)	—	—	—	—	—	67,080	—	—
Acquisition-related costs (1)	—	—	—	37,689	—	—	9,000	—
Amortization and accretion:
Intangible amortization expense (3)	31,628	—	204	—	—	—	—	—
Amortization of debt discount and deferred financing costs (4)	—	—	—	—	5,622	—	—	—
Accretion of royalty liability (5)	3,977	—	—	—	—	—	—	—
Amortization of inventory step-up adjustment (6)	3,341	—	—	—	—	—	—	—
Remeasurement of royalties for products acquired through business combinations (12)	14,277	—	—	—	—	—	—	—
Share-based compensation (7)	—	2,212	5,735	16,718	—	—	—	—
Depreciation expense (8)	74	—	—	502	—	—	—	—
Royalties for medicines acquired through business combinations (9)	(6,840)	—	—	—	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments (10)	—	—	—	—	—	—	—	(59,028)
Other non-GAAP income tax adjustments (13)	—	—	—	—	—	—	—	(105,133)

Total of non-GAAP adjustments	46,457	2,212	5,939	54,909	5,622	67,080	9,000	(164,161)

Non-GAAP	$(15,369)	$(6,710)	$(52,117)	$(22,281)	$(13,826)	$—	$(78)	$(3,481)

Horizon Pharma plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Six Months Ended June 30, 2016

(Unaudited)

						Income Tax
		Research &	Sales &	General &	Interest	Benefit
	COGS	Development	Marketing	Administrative	Expense	(Expense)
GAAP as reported	$(158,359)	$(23,932)	$(155,133)	$(120,381)	$(38,686)	$4,199
Non-GAAP Adjustments (in thousands):
Acquisition-related costs (1)	411	538	—	10,348	—	—
Upfront fee for license of global patent (2)	—	2,000	—	—	—	—
Amortization and accretion:
Intangible amortization expense (3)	100,037	—	405	—	—	—
Amortization of debt discount and deferred financing costs (4)	—	—	—	—	8,932	—
Accretion of royalty liability (5)	19,028	—	—	—	—	—
Amortization of inventory step-up adjustment (6)	16,548	—	—	—	—	—
Share-based compensation (7)	—	4,363	12,610	38,636	—	—
Depreciation expense (8)	220	—	26	1,837	—	—
Royalties for medicines acquired through business combinations (9)	(17,595)	—	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments (10)	—	—	—	—	—	(35,338)

Total of non-GAAP adjustments	118,649	6,901	13,041	50,821	8,932	(35,338)

Non-GAAP	$(39,710)	$(17,031)	$(142,092)	$(69,560)	$(29,754)	$(31,139)

Horizon Pharma plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Six Months Ended June 30, 2015

(Unaudited)

						Loss on Induced
						Debt Conversion		Income Tax
		Research &	Sales &	General &	Interest	& Debt		Benefit
	COGS	Development	Marketing	Administrative	Expense	Extinguishment	Other	(Expense)
GAAP as reported	$(90,679)	$(15,103)	$(105,119)	$(103,470)	$(29,480)	$(77,624)	$(10,069)	$158,767
Non-GAAP Adjustments (in thousands):
Loss on induced conversion of debt and debt extinguishment (11)	—	—	—	—	—	77,624	—	—
Acquisition-related costs (1)	23	94	—	40,226	—	—	10,000	—
Amortization and accretion:
Intangible amortization expense (3)	49,104	—	406	—	—	—	—	—
Amortization of debt discount and deferred financing costs (4)	—	—	—	—	7,848	—	—	—
Accretion of royalty liability (5)	7,020	—	—	—	—	—	—	—
Amortization of inventory step-up adjustment (6)	6,495	—	—	—	—	—	—	—
Remeasurement of royalties for products acquired through business combinations (12)	14,277	—	—	—	—	—	—	—
Share-based compensation (7)	—	2,670	8,536	20,133	—	—	—	—
Depreciation expense (8)	203	—	—	1,027	—	—	—	—
Royalties for medicines acquired through business combinations (9)	(12,036)	—	—	—	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments (10)	—	—	—	—	—	—	—	(59,200)
Other non-GAAP income tax adjustments (13)	—	—	—	—	—	—	—	(105,133)

Total of non-GAAP adjustments	65,086	2,764	8,942	61,386	7,848	77,624	10,000	(164,333)

Non-GAAP	$(25,593)	$(12,339)	$(96,177)	$(42,084)	$(21,632)	$—	$(69)	$(5,566)

NOTES FOR CERTAIN INCOME STATEMENT LINE ITEMS - NON-GAAP ADJUSTED

(in thousands)

(1)	Expenses, including legal and consulting fees, incurred in connection with the Company’s acquisitions of Vidara Therapeutics International Public Limited Company (“Vidara”), Hyperion Therapeutics, Inc. (“Hyperion”) and Crealta Holdings LLC (“Crealta”), its agreement to acquire the worldwide rights to interferon gamma-1b, and its withdrawn offer to acquire Depomed Inc. have been excluded.
(2)	Represents an upfront fee paid for a license of a global patent.
(3)	Intangible amortization expenses are associated with the Company’s intellectual property rights, developed technology and customer relationships of VIMOVO, LODOTRA, RAYOS, ACTIMMUNE, PENNSAID 2%, RAVICTI, BUPHENYL, KRYSTEXXA and MIGERGOT.
(4)	Represents amortization of debt discount and deferred financing costs associated with the Company’s debt.
(5)	Represents accretion expense associated with the ACTIMMUNE, VIMOVO, RAVICTI, BUPHENYL, KRYSTEXXA and MIGERGOT royalties for the three and six months ended June 30, 2016 and represents accretion expense associated with the ACTIMMUNE, VIMOVO, RAVICTI and BUPHENYL royalties for the three and six months ended June 30, 2015.
(6)	In connection with the Crealta acquisition, the KRYSTEXXA and MIGERGOT inventory was stepped up in value by $161,901 and during the three months ended June 30, 2016, the Company recognized in cost of goods sold $9,102 of step-up inventory costs related to KRYSTEXXA and MIGERGOT inventory sold. During the six months ended June 30, 2016, the Company recognized in cost of goods sold $16,548 of step-up inventory costs related to KRYSTEXXA and MIGERGOT inventory sold. In connection with the Hyperion acquisition, the RAVICTI and BUPHENYL inventory was stepped up in value by $8,682 and during the second quarter of 2015, the Company recognized in cost of goods sold $3,341 of step-up inventory costs related to RAVICTI and BUPHENYL. In connection with the Vidara acquisition, the ACTIMMUNE inventory was stepped up in value by $14,218 and during the six months ended June 30, 2015, the Company recognized in cost of goods sold $3,154 of step-up inventory costs related to ACTIMMUNE.
(7)	Represents share-based compensation expense associated with the Company’s stock option, restricted stock unit, and performance stock unit grants to its employees and non-employees, its cash-settled long-term incentive program and its employee stock purchase plan.
(8)	Represents depreciation expense related to the Company’s property, equipment, software and leasehold improvements.
(9)	Royalties of $9,095 and $17,595 were incurred during the three and six months ended June 30, 2016, respectively, based on the periods’ net sales for VIMOVO, ACTIMMUNE, RAVICTI, BUPHENYL, KRYSTEXXA and MIGERGOT. Royalties of $6,840 and $12,036 were incurred during the three and six months ended June 30, 2015, respectively, based on the periods’ net sales for VIMOVO, ACTIMMUNE, RAVICTI and BUPHENYL.
(10)	Income tax adjustments on pre-tax non-GAAP adjustments represent the estimated income tax impact of each pre-tax non-GAAP adjustment based on the statutory income tax rate of the applicable jurisdictions for each non-GAAP adjustment.
(11)	During the three months ended June 30, 2015, the Company recorded a loss on induced debt conversions of $67,080, which represented an early redemption payment of $45,366, the write-down of $16,733 in debt discount and deferred financing costs, $4,635 in additional exchange consideration to debt holders and $346 in expenses incurred in connection with the induced debt conversions. During the six months ended June 30, 2015, the Company recorded a loss on induced debt conversions of $77,624, which represented an early redemption payment of $45,366, the write-down of $21,581 in debt discount and deferred financing costs, $10,005 in additional exchange consideration to debt holders and $672 in expenses incurred in connection with the induced debt conversions.
(12)	At the time of the Company’s acquisition of the rights to ACTIMMUNE, BUPHENYL, KRYSTEXXA, MIGERGOT, RAVICTI and VIMOVO, the Company estimated the fair value of contingent royalties payable to third parties using an income approach under the discounted cash flow method, which included revenue projections and other assumptions the Company made to determine the fair value. If the Company significantly over performs or underperforms against its original revenue projections or it becomes necessary to make changes to assumptions as a result of a triggering event, the Company is required to reassess the fair value of the contingent royalties payable. Any subsequent adjustment to fair value is recorded in the period such adjustment is made as either an increase or decrease to royalties payable, with a corresponding increase or decrease in cost of goods sold, in accordance with established accounting policies. During the second quarter of 2015, the Company recorded a charge of $14,277 to cost of goods sold to adjust the amount of the contingent royalty liabilities relating to ACTIMMUNE and VIMOVO.

(13)	Other non-GAAP income tax adjustments in the three months ended June 30, 2015 of $105,133 related to the release of certain valuation allowances in connection with the Hyperion acquisition.

Horizon Pharma plc

GAAP to Non-GAAP Tax Rate Reconciliation (Unaudited)

(in millions, except percentages)

	Q1 2016
	Pre-tax Net Income (Loss)	Income Tax Expense (Benefit)	Tax Rate	Net Income (Loss)	Diluted Earnings (Loss) Per Share
As reported-GAAP	$(46.8)	$(1.4)	3.1%	$(45.4)	$(0.28)
Non-GAAP adjustments	104.0	17.3		86.7

Non-GAAP-new methodology	$57.2	$15.9	27.7%	$41.3	$0.25

As reported-GAAP	$(46.8)	$(1.4)	3.1%	$(45.4)	$(0.28)
Non-GAAP adjustments	104.0	3.2		100.8

Non-GAAP-prior methodology	$57.2	$1.8	3.0%	$55.4	$0.34

	Q2 2016
	Pre-tax Net Income	Income Tax Expense (Benefit)	Tax Rate	Net Income	Diluted Earnings Per Share
As reported-GAAP	$12.2	$(2.8)	(22.5)%	$15.0	$0.09
Non-GAAP adjustments	94.3	18.0		76.3
Other Non-GAAP tax adjustment	—	—		—

Non-GAAP-new methodology	$106.5	$15.2	14.4%	$91.3	$0.56

As reported-GAAP	$12.2	$(2.8)	(22.5)%	$15.0	$0.09
Non-GAAP adjustments	94.3	8.2		86.1
Other Non-GAAP tax adjustment	—	—		—

Non-GAAP-prior methodology	$106.5	$5.4	5.1%	$101.1	$0.62

	Q2 2016 YTD
	Pre-tax Net Income (Loss)	Income Tax Expense (Benefit)	Tax Rate	Net Income (Loss)	Diluted Earnings (Loss) Per Share
As reported-GAAP	$(34.6)	$(4.2)	12.1%	$(30.4)	$(0.19)
Non-GAAP adjustments	198.3	35.3		163.0
Other Non-GAAP tax adjustment	—	—		—

Non-GAAP-new methodology	$163.7	$31.1	19.0%	$132.6	$0.81

As reported-GAAP	$(34.6)	$(4.2)	12.1%	$(30.4)	$(0.19)
Non-GAAP adjustments	198.3	11.4		186.9
Other Non-GAAP tax adjustment	—	—		—

Non-GAAP-prior methodology	$163.7	$7.2	4.4%	$156.5	$0.96

	Q1 2015
	Pre-tax Net Income (Loss)	Income Tax Expense (Benefit)	Tax Rate	Net Income (Loss)	Diluted Earnings (Loss) Per Share
As reported-GAAP	$(17.6)	$1.9	(10.8)%	$(19.5)	$(0.16)
Non-GAAP adjustments	42.4	0.2		42.2

Non-GAAP-new methodology	$24.8	$2.1	8.4%	$22.7	$0.16

As reported-GAAP	$(17.6)	$1.9	(10.8)%	$(19.5)	$(0.16)
Non-GAAP adjustments	42.4	(1.6)		44.0

Non-GAAP-prior methodology	$24.8	$0.3	1.1%	$24.5	$0.18

	Q2 2015
	Pre-tax Net Income (Loss)	Income Tax Expense (Benefit)	Tax Rate	Net Income (Loss)	Diluted Earnings Per Share
As reported-GAAP	$(128.9)	$(160.7)	124.7%	$31.8	$0.20
Non-GAAP adjustments	191.2	59.0		132.2
Other Non-GAAP tax adjustment	—	105.1		(105.1)

Non-GAAP-new methodology	$62.3	$3.4	5.6%	$58.9	$0.37

As reported-GAAP	$(128.9)	$(160.7)	124.7%	$31.8	$0.20
Non-GAAP adjustments	191.2	56.0		135.2
Other Non-GAAP tax adjustment	—	105.1		(105.1)

Non-GAAP-prior methodology	$62.3	$0.4	0.7%	$61.9	$0.39

	Q2 2015 YTD
	Pre-tax Net Income (Loss)	Income Tax Expense (Benefit)	Tax Rate	Net Income (Loss)	Diluted Earnings Per Share
As reported-GAAP	$(146.5)	$(158.8)	108.4%	$12.3	$0.08
Non-GAAP adjustments	233.6	59.2		174.4
Other Non-GAAP tax adjustment	—	105.1		(105.1)

Non-GAAP-new methodology	$87.1	$5.5	6.4%	$81.6	$0.56

As reported-GAAP	$(146.5)	$(158.8)	108.4%	$12.3	$0.08
Non-GAAP adjustments	233.6	54.4		179.2
Other Non-GAAP tax adjustment	—	105.1		(105.1)

Non-GAAP-prior methodology	$87.1	$0.7	0.8%	$86.4	$0.60

	Q3 2015
	Pre-tax Net Income	Income Tax Expense (Benefit)	Tax Rate	Net Income	Diluted Earnings Per Share
As reported-GAAP	$25.2	$22.0	87.0%	$3.2	$0.02
Non-GAAP adjustments	91.6	25.0		66.6

Non-GAAP-new methodology	$116.8	$47.0	40.2%	$69.8	$0.42

As reported-GAAP	$25.2	$22.0	87.0%	$3.2	$0.02
Non-GAAP adjustments	91.6	(22.2)		113.8

Non-GAAP-prior methodology	$116.8	$(0.2)	(0.2)%	$117.0	$0.70

	Q3 2015 YTD
	Pre-tax Net Income (Loss)	Income Tax Expense (Benefit)	Tax Rate	Net Income (Loss)	Diluted Earnings Per Share
As reported-GAAP	$(121.3)	$(136.8)	112.8%	$15.5	$0.10
Non-GAAP adjustments	325.2	84.2		241.0
Other Non-GAAP tax adjustment	—	105.1		(105.1)

Non-GAAP-new methodology	$203.9	$52.5	25.8%	$151.4	$0.98

As reported-GAAP	$(121.3)	$(136.8)	112.8%	$15.5	$0.10
Non-GAAP adjustments	325.2	32.2		293.0
Other Non-GAAP tax adjustment	—	105.1		(105.1)

Non-GAAP-prior methodology	$203.9	$0.5	0.3%	$203.4	$1.32

	Q4 2015
	Pre-tax Net Income (Loss)	Income Tax Expense (Benefit)	Tax Rate	Net Income	Diluted Earnings Per Share
As reported-GAAP	$(11.4)	$(35.4)	309.3%	$24.0	$0.15
Non-GAAP adjustments	119.5	38.0		81.5

Non-GAAP-new methodology	$108.1	$2.6	2.4%	$105.5	$0.64

As reported-GAAP	$(11.4)	$(35.4)	309.3%	$24.0	$0.15
Non-GAAP adjustments	119.5	41.1		78.4

Non-GAAP-prior methodology	$108.1	$5.7	5.2%	$102.4	$0.63

	FY 2015
	Pre-tax Net Income (Loss)	Income Tax Expense (Benefit)	Tax Rate	Net Income (Loss)	Diluted Earnings Per Share
As reported-GAAP	$(132.7)	$(172.2)	129.8%	$39.5	$0.25
Non-GAAP adjustments	444.7	122.2		322.5
Other Non-GAAP tax adjustment	—	105.1		(105.1)

Non-GAAP-new methodology	$312.0	$55.1	17.7%	$256.9	$1.65

As reported-GAAP	$(132.7)	$(172.2)	129.8%	$39.5	$0.25
Non-GAAP adjustments	444.7	73.3		371.4
Other Non-GAAP tax adjustment	—	105.1		(105.1)

Non-GAAP-prior methodology	$312.0	$6.2	2.0%	$305.8	$1.96